Exhibit 10.1

AMENDMENT NO. 12 TO SALE AND SERVICING AGREEMENT
(VFCC Transaction with Ares Capital CP Funding LLC)

THIS AMENDMENT NO. 12 TO THE SALE AND SERVICING AGREEMENT, dated as of December 5, 2008 (this “Amendment”), is entered into in connection with that certain Sale and Servicing Agreement, dated as of November 3, 2004 (as amended, modified, waived, supplemented or restated through the date hereof, the “Sale and Servicing Agreement”), by and among Ares Capital CP Funding LLC, as the borrower (together with its successors and assigns in such capacity, the “Borrower”), Ares Capital Corporation, as the originator (together with its successors and assigns in such capacity, the “Originator”) and as the servicer (together with its successors and assigns in such capacity, the “Servicer”), each of the Conduit Purchasers and Institutional Purchasers from time to time party thereto, each of the Purchaser Agents from time to time party thereto, Wachovia Capital Markets, LLC, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”) and as the Purchaser Agent with respect to Variable Funding Capital Company LLC (f/k/a Variable Funding Capital Corporation), as Conduit Purchaser (together with its successors and assigns in such capacity, the “VFCC Agent”), U.S. Bank National Association, as the trustee (together with its successors and assigns in such capacities, the “Trustee”), and Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) as the backup servicer (together with its successors and assigns in such capacity, the “Backup Servicer”).  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Sale and Servicing Agreement.

RECITALS

WHEREAS, the above-named parties have entered into the Sale and Servicing Agreement, and, pursuant to and in accordance with Section 13.1 thereof, the parties hereto desire to amend the Sale and Servicing Agreement, in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recital, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.                            AMENDMENTS.

(a)                                  The “Recitals” of the Sale and Servicing Agreement are hereby amended by deleting reference to the word “Tenth” and replacing it with the word “Twelfth”.

(b)                                 Section 1.1 of the Sale and Servicing Agreement is hereby amended by inserting the following defined terms in appropriate alphabetical sequence:

““Asset Coverage Ratio”: The ratio, determined on a consolidated basis, without duplication, in accordance with GAAP, of (a) the fair market value of the total assets of Ares Capital Corporation and its Subsidiaries as required by, and in accordance with, the 1940 Act and any orders of the Securities and Exchange Commission issued to the Originator, to be determined by the Board of Directors of the Originator and reviewed by its auditors, less all liabilities (other than Indebtedness, including Indebtedness hereunder) of Ares Capital Corporation and its Subsidiaries, to (b) the aggregate amount of Indebtedness of Ares Capital Corporation and its Subsidiaries.”

““Twelfth Amendment Effective Date”: December 5, 2008.”

(c)                                  The definition of “Advance Rate” in Section 1.1 of the Sale and Servicing Agreement is hereby amended by replacing the table in the definition with the following:

ELIGIBLE LOANS

TYPE OF ELIGIBLE LOAN	ADVANCE RATE

Broadly Syndicated Loans	65%

First Lien Loans	65%

Second Lien Loans	50%

Subordinated Loans	40%

DIP Loans	50%

(d)                                 Section 2.14(e) of the Sale and Servicing Agreement is hereby amended by deleting reference to the word “Tenth” and replacing it with the word “Twelfth”.

(e)                                  Section 6.15(i) of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

“(i)                               at any time, Ares Capital Corporation fails to maintain the Asset Coverage Ratio at greater than or equal to 2:1;”

(f)                                    Section 6.15(j) of the Sale and Servicing Agreement is hereby amended and restated in its entirety as follows:

“(j)                               Ares Capital Corporation fails to maintain the aggregate of its GAAP stockholders’ equity and subscribed stockholders’ equity in an amount equal to at least $850,000,000, as increased by 75% of the proceeds of any equity offerings of Ares Capital Corporation consummated after the Twelfth Amendment Effective Date;”

SECTION 2.                            [RESERVED].

SECTION 3.                            Agreement in Full Force and Effect as AMENDED.

Except as specifically amended hereby, all provisions of the Sale and Servicing Agreement are hereby ratified and shall remain in full force and effect.  After this Amendment becomes effective, all references to the Sale and Servicing Agreement, and corresponding references thereto or therein such as “hereof,” “herein,” or words of similar effect referring to the Sale and Servicing Agreement shall be deemed to mean the Sale and Servicing Agreement as amended hereby.  This Amendment shall not be deemed to expressly or impliedly waive, amend

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or supplement any provision of the Sale and Servicing Agreement other than as expressly set forth herein, and shall not constitute a novation of the Sale and Servicing Agreement.

SECTION 4.                            Representations.

Each of the Originator, the Servicer and the Borrower, severally for itself only, represents and warrants as of the date of this Amendment as follows:

(i)                                     it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;

(ii)                                  the execution, delivery and performance by it of this Amendment and the Sale and Servicing Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;

(iii)                               no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Sale and Servicing Agreement as amended hereby by or against it;

(iv)                              this Amendment has been duly executed and delivered by it;

(v)                                 each of this Amendment and the Sale and Servicing Agreement as amended hereby constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;

(vi)                              it is not in default under the Sale and Servicing Agreement, as amended hereby; and

(vii)                           upon giving effect to this Amendment, there is no Termination Event, Unmatured Termination Event, or Servicer Default.

SECTION 5.                            Conditions to Effectiveness.

The effectiveness of this Amendment is conditioned upon: (i) payment of the outstanding fees and disbursements of the Purchasers; (ii) payment of the outstanding fees and disbursements of Dechert LLP, as counsel to the Administrative Agent and the Purchasers; and (iii) delivery of executed signature pages by all parties hereto to the Administrative Agent.

SECTION 6.                            Miscellaneous.

(a)                                  Without in any way limiting any other obligation hereunder or under the Transaction Documents, the Borrower agrees to provide, from time to time, any additional documentation and to execute additional acknowledgements, amendments, instruments or other

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agreements as may be reasonably requested and required by the Administrative Agent to effectuate the foregoing.

(b)                                 This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(c)                                  The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(d)                                 This Amendment may not be amended or otherwise modified except as provided in the Sale and Servicing Agreement.

(e)                                  The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment or the Sale and Servicing Agreement.

(f)                                    Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(g)                                 This Amendment and the Sale and Servicing Agreement represent the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties.  There are no unwritten oral agreements between the parties.

(h)                                 THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE SALE AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS SET FORTH IN THE SALE AND SERVICING AGREEMENT.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	ARES CAPITAL CP FUNDING LLC

	By:	/s/Joshua M. Bloomstein
Name: Joshua M. Bloomstein
Title: Authorized Signatory

THE ORIGINATOR	ARES CAPITAL CORPORATION
AND THE SERVICER:

	By:	/s/Richard S. Davis
Name: Richard S. Davis
Title: Chief Financial Officer

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

CONDUIT PURCHASER:	VARIABLE FUNDING CAPITAL COMPANY LLC (f/k/a Variable Funding Capital Corporation)

	By:	Wachovia Capital Markets, LLC, as attorney-in-fact

	By:	/s/Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr.
Title: Director

THE ADMINISTRATIVE AGENT	WACHOVIA CAPITAL MARKETS, LLC
AND THE VFCC AGENT:

	By:	/s/Kevin Sunday
Name: Kevin Sunday
Title: Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

THE TRUSTEE:	U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee

	By:	/s/John T. Edwards
Name: John T. Edwards
Title: Assistant Vice President